UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2026

ROCKET LAB CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	39-2182599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 714 465-5737
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)-(c)
On June 3, 2026, Rocket Lab Corporation (the “Company”) appointed Agostino Ricupati, age 59, as Vice President, Corporate Controller and Chief Accounting Officer and as the Company’s principal accounting officer. Mr. Ricupati brings more than two decades of senior finance and accounting leadership at publicly traded multinational companies. He will be responsible for global accounting operations at the Company.
Prior to joining the Company, Mr. Ricupati served as Senior Vice President and Chief Accounting Officer of Cooper Companies, Inc. a global medical device company (NASDAQ: COO) from July 2017 through May 2026. From July 2013 to July 2017, Mr. Ricupati served as Vice President Tax and Global Trade Compliance of Cooper Companies. Prior to that, from October 1998 to May 2013, Mr. Ricupati served in various senior tax roles at Intel Corporation (NASDAQ: INTC), McAfee Corp. (previously NASDAQ: MCFE), Baxter International (NASDAQ: BAX) and Arthur Andersen LLP. Mr. Ricupati is a licensed Certified Public Accountant.
No family relationship exists between Mr. Ricupati and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Ricupati and any other person pursuant to which Mr. Ricupati was appointed as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Ricupati had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Ricupati will be a party to the Company’s standard indemnification agreement.
In connection with the appointment of Mr. Ricupati as Chief Accounting Officer of the Company, effective June 3, 2026 Adam C. Spice will no longer serve as principal accounting officer. Mr. Spice will continue to serve as Chief Financial Officer and principal financial officer of the Company.
Compensatory Arrangement for Mr. Ricupati
In connection with Mr. Ricupati’s appointment, he will receive the following compensation:
•An annual base salary equal to $350,000;
•Eligibility to earn a discretionary performance bonus with a target opportunity equal to 40% of his base salary paid in either cash or equity, prorated for 2026;
•A sign-on bonus equal $50,000;
•A monthly temporary housing stipend not to exceed $5,000 per month for the first seven months following his commencement of employment; and
•A restricted stock unit award (“RSU”) with a total value of $3,000,000 vesting over four years, with the number of shares subject to such RSU to be determined in accordance with the Company’s standard practice and with such RSU to be subject to the standard terms and conditions of the Company’s form of restricted stock unit agreement.
Mr. Ricupati will also be eligible to participate in the compensation and benefit programs generally available to senior executives of the Company, including participation in the Company’s Executive Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB CORPORATION

Date:	June 5, 2026	By:	/s/ Arjun Kampani
Arjun Kampani Senior Vice President, General Counsel and Corporate Secretary